EXHIBIT 10.9

                  STOCK AGREEMENT AND AMENDMENT OF VOTING TRUST

         The undersigned, all of the Directors and Voting Trustees of Ravenswood Winery, Inc., and W. Reed Foster, also acting in his individual capacity, hereby set forth their agreement to terminate a certain stock plan in favor of Mr. Foster and to amend the Voting Trust Agreement covering certain shares of the Company, which Voting Trust is dated the 27th day of May, 1998 (the "Voting Trust").

         In consideration of the mutual promises of the parties and the terms set forth below, the parties hereby agree as follows:

         1. RECITALS: This Stock Agreement And Amendment of Voting Trust ("This Agreement") is entered into upon the facts and the understandings set forth below in this paragraph, which the parties agree are true and correct.

                  a. The Company and W. Reed Foster entered into a Phantom/Preference Share Plan as of August 25, 1992, as amended to date (the "Plan"). The Plan contains units equivalent to 5,487.8 shares of the Common Stock of the Company.

                  b. As part of the audit for the Company's financial affairs for its fiscal year ending June 30, 1998, it became clear to the Directors that they would have to change the Plan. Generally Accepted Accounting Principles as applied to the Plan made accounting for the Plan difficult and would likely cause continuous and perhaps confusing adjustments to earnings. Accordingly, as a part of the audit, the Directors decided, and Mr. Foster agreed, to value the Plan account as at June 30 1998, to terminate the Plan effective July 1, 1998, and to distribute the number of shares of Common Stock covered by the Plan (the "Shares") to Mr. Foster, in full satisfaction of the Company's obligation under the Plan.

                  c. As a part of the termination of the Plan the parties have tried to follow the terms of the Plan and the longstanding intent of the parties, upon termination of the Plan, to issue Common Stock, only. To the extent there is any conflict between This Agreement and the Plan, This Agreement constitutes an amendment of the Plan.

                  d. However, notwithstanding sub-paragraph c. above, there was concern about the potential dilutive effect on voting power of the issuance of the Shares while Mr. Foster remains an employee of the Company, as this was not contemplated by the Plan. As a result, the parties have agreed to restrict, specially, the voting of the Shares. Accordingly, the Shares shall be deposited in the Voting Trust and they shall remain subject to the terms of the Voting Trust, as amended by This Agreement, until the end of the term of the Voting Trust or until Mr. Foster no longer is employed by the Company, whichever first occurs.

         2. TERMINATION OF THE PLAN: The 5,487.8 shares of Common Stock covered by the Plan shall be issued in full satisfaction of the Company's obligation under the Plan and the Plan shall be considered terminated as of July 1, 1998. Reed Foster shall select the name of the issuee as the beneficial owner of the Shares, whether as an individual or individuals or a trust. It is understood that on behalf of any such shareholder Mr. Foster represents that the shares shall be acquired and held for the account of the holder for investment and not with a view to distribution within the meaning of the Securities Act of 1933.

         3. DEPOSIT INTO THE VOTING TRUST: It is understood and agreed that the Company shall deposit the Shares into the Voting Trust and they shall be held by the Trustees in the Voting Trust subject to the terms of the Voting Trust, as amended by This Agreement.

         4. AMENDMENT OF THE VOTING TRUST: It is understood and agreed that This Agreement is an amendment of the Voting Trust and it shall be attached to and shall be a part of the Voting Trust. It is further understood and agreed that whether or not other shares are added to or subtracted from the Voting Trust or whether the Voting Trust is terminated as to other shares, that the Shares shall remain subject to the Voting Trust. With respect to the Shares, the Voting Trust shall continue and the Shares shall remain subject to the Voting Trust for the full legal term of the Voting Trust or until Mr. Foster leaves the employment of the Company, whichever first occurs. It shall take a unanimous vote of the Trustees to amend the Voting Trust with respect to the Shares or to permit the removal of the Shares from the Voting Trust, absent Mr. Foster leaving the employment of the Company.

         5. LOAN TO MR. FOSTER: In lieu of the Company redeeming any of the Shares under paragraph 4 of the Plan, it is agreed that the Company shall lend to Mr. Foster up to $335,000 as needed by him between now and April 15, 1999 to fund income tax obligations (including Medicare Tax) arising from the distribution of the Shares based on the share account as valued in the audit, of $111 per share. The loan shall be repayable by Mr. Foster in accordance with the form of promissory note that shall be executed at the time of the execution of This Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement And Amendment Of Voting Trust on the 21st day of December, 1998, effective as of July 1, 1998.



                                            /s/  W. REED FOSTER
                                            ------------------------------------
                                            W. Reed Foster



                                            RAVENSWOOD WINERY, INC.


                                            By: /s/  JOEL PETERSON
                                                --------------------------------
                                                     Joel Peterson
                                                     President


                                            By: /s/  JUSTIN FAGGIOLI
                                                --------------------------------
                                                     Justin Faggioli
                            Executive Vice President



                                            TRUSTEES and DIRECTORS:


                                            /s/  JUSTIN M. FAGGIOLI
                                            ------------------------------------
                                            Justin M. Faggioli


                                            /s/  W. REED FOSTER
                                            ------------------------------------
                                            W. Reed Foster


                                            /s/  JOEL E. PETERSON
                                            ------------------------------------
                                            Joel E. Peterson


                                            /s/  JAMES F. WISNER
                                            ------------------------------------
                                            James F. Wisner

                                 STRAIGHT NOTE

up to $335,000.00             SONOMA, CALIFORNIA               December 21, 1998


         DUE ON OR BEFORE December 20, 2008, for value received, I promise to pay in lawful money of the United States of America, to RAVENSWOOD WINERY, INC., or order, at place designated by payee, the principal sum of up to THREE HUNDRED THIRTY-FIVE THOUSAND AND NO/100 DOLLARS ($335,000.00), as drawn by W. Reed Foster from time to time, with interest in like lawful money from December 21, 1998 until paid at the rate of five and 30/100 percent (5.3%) per annum. The maximum principal amount of this note may be drawn down in installments by April 15, 1999. Interest shall be payable on the outstanding principal amount in annual installments due on or before December 21, 1999, and to be due on the 21st of December for the years 2000, 2001, 2002, 2003, 2004, 2005, 2006, 2007 and 2008, with payment of all principal due on December 21, 2008.

         Principal and interest payable in lawful money of the United States of America. Should default be made in payment of interest due, the whole sum of principal and interest shall become immediately due at the option of the holder of this note. If action be instituted on this note, I promise to pay such sum as the court may fix as attorney's fees. This note may be prepaid in whole or in part, without penalty.


/s/ W. REED FOSTER
--------------------------------------------
W. Reed Foster
As An Individual


RAVENSWOOD WINERY, INC.
A California Corporation


By: /s/ CALLIE S. KONNO
    ----------------------------------------
    Callie S. Konno, Treasurer and
    Chief Financial Officer